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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------
                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): April 6, 2005

                         INTERNATIONAL STEEL GROUP INC.
               (Exact Name of Registrant as Specified in Charter)

       DELAWARE                   1-31926                   71-0871875
    -------------              -------------               -------------
    (State or Other        (Commission File No.)         (I.R.S. Employer
     Jurisdiction                                       Identification No.)
   of Incorporation)

             4020 KINROSS LAKES PARKWAY, RICHFIELD, OHIO 44286-9000
               (Address of Principal Executive Offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (330) 659-9100

                                      N.A.
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Each of Gordon Spelich and Jerome Nelson (each, an "Executive") entered into an Agreement (each, a "Separation Agreement") with International Steel Group Inc. (the "Company") pursuant to which each of Messrs. Spelich and Nelson will resign from their positions as Vice President--Business Development, and Vice President--Sales and Marketing, respectively. Each such resignation is conditioned upon the consummation of the previously announced merger of the Company with a subsidiary of Mittal Steel Company N.V. (the "Merger"). In the event of the consummation of the Merger, each Separation Agreement will be effective as of April 1, 2005.

         In the event of the consummation of the Merger, the Separation Agreements provide:

- for the aggregate payment of $1,077,323 to Mr. Spelich, which includes $878,573 in severance compensation, $9,750 in accrued salary, $13,500 for unused vacation time and $175,500 representing the amount earned under the ISG Officers Cash and Stock Bonus Plan during the first quarter of 2005, and specified rights of participation in certain of the Company's benefit plans;

- for the aggregate payment of $1,553,946 to Mr. Nelson, which includes $1,348,061 in severance compensation, $10,100 in accrued salary, $13,985 for unused vacation time and $181,800 representing the amount earned under the ISG Officers Cash and Stock Bonus Plan during the first quarter of 2005, and specified rights of participation in certain of the Company's benefit plans; and

- that each Executive party thereto will be subject to non-competition and confidentiality obligations for specified periods of time, and the release by such Executive of any claims such Executive may have against the Company.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         In connection with the execution of the Separation Agreements as described in Item 1.01 above, and contingent upon the consummation of the Merger, the employment agreement between the Company and Mr. Nelson, dated as of February 26, 2004, will be terminated, and the payment made to him pursuant to the Separation Agreement will be in lieu of any payments that would have been payable pursuant to his employment agreement.

         The employment agreement for Mr. Nelson had an initial term that would have expired on December 31, 2005 and, following the initial term, would have automatically been extended by one year on each December 31 unless either party to the agreement provided notice of the intent not to renew the agreement by September 30 of such year. The employment agreement provided for an annual base salary of $242,000 and also that Mr. Nelson would (a) receive an annual bonus in accordance with the ISG Officer Cash and Stock and Bonus Plan, (b) be eligible to participate in the Company's 401(k) plan, (c) be entitled to participate in the Company's disability program, (d) be eligible to participate in such hospitalization, life insurance, and other employee benefit plans and programs, if any, as may be adopted by the Company from time to

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time and (e) be eligible to receive awards under any stock option plan as in effect from time to time.

         In the case of a termination of employment by the Company without "cause" or by Mr. Nelson for "good reason," Mr. Nelson would have been entitled to a severance payment equal to two times his usual base salary and bonus compensation (using the average bonus over the past three years or if he was employed for less than three years, such shorter period). Mr. Nelson would also have been entitled to health care and major medical coverage for two years following termination.

         The employment agreement also included non-competition, non-solicitation and confidentiality obligations on the part of Mr. Nelson.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

          EXHIBIT
          NO.                                  DESCRIPTION
          -------          --------------------------------------------------

          10.1 Agreement dated as of April 6, 2005 between International Steel Group Inc. and Gordon Spelich.

          10.2 Agreement dated as of April 6, 2005 between International Steel Group Inc. and Jerome Nelson.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2005

                                  INTERNATIONAL STEEL GROUP INC.

                                  By /s/ Lonnie A. Arnett
                                     -------------------------------------------
                                        Name:  Lonnie A. Arnett
                                        Title: Vice President, Controller and
                                               Chief Accounting Officer



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                                  EXHIBIT INDEX

EXHIBIT
NO.                             DESCRIPTION
-------  -----------------------------------------------------------------------
10.1 Agreement dated as of April 6, 2005 between International Steel Group Inc. and Gordon Spelich.

10.2 Agreement dated as of April 6, 2005 between International Steel Group Inc. and Jerome Nelson.